UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 12, 2017

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Digiliti Money Group, Inc. (the Company”) is filing this Current Report on Form 8-K/A (the “Amendment”) to amend and restate its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2017 (the “Original Report”) to update the Item 4.02 disclosure contained in the Original Report to reflect that the Company has provided a copy of the Original Report to its independent registered public accounting firm, Lurie, LLP (the “Firm”) and to file the Firm’s letter to the SEC furnished to the Company in response to the Original Report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(b) On August 12, 2017, the Company received notification from the Firm that it should disclose that reliance should not be placed on (i) the Firm’s report relating to the Company’s consolidated financial statements for the year ended December 31, 2016, and (ii) the Firm’s completed interim review for the period ended March 31, 2017, and that the Firm has withdrawn their audit reports on the Company’s consolidated financial statements for the year ended December 31, 2016, and revoked their consents to incorporate those reports in any and all registration statements.

While performing procedures for their review of the Company’s financial statements for the quarter ended June 30, 2017, and in recent communications with the Company and its audit committee, the Firm became aware of information which relates to the Company’s consolidated financial statements previously reported on by the Firm for the year ended December 31, 2016 and the quarter ended March 30, 2017. Certain of that information, disclosed to the Firm on August 11, 2017, of previously unknown information, relates to revenue and accounts receivable included in those same consolidated financial statements.

That information is, moreover, of a nature and from a source such that the Firm would have investigated it had it come to their attention during their audit and review procedures. Due to the recent discovery of the information, the Firm has not completed such an investigation, nor has the Firm had an opportunity to determine its potential impact on the Company’s consolidated financial statements.

The Company’s management and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Firm.

A copy of the press release announcing the foregoing information is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company provided the Firm with a copy of the disclosure set forth in Item 4.02 of the Original Report and requested that the Firm furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the statements made therein. A copy of the letter is filed herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release, dated August 14, 2017, of Digiliti Money Group, Inc.

99.2	Letter from Lurie, LLP to the SEC, dated April 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 16, 2017

DIGILITI MONEY, INC.

By:	/s/ Bryan Meier
Bryan Meier
Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release, dated August 14, 2017, of Digiliti Money Group, Inc

99.2	Letter from Lurie, LLP to the SEC, dated April 15, 2017